Exhibit 3.1

THE COMPANIES ACTS 2014

PUBLIC LIMITED COMPANY

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GC AESTHETICS PUBLIC LIMITED COMPANY

COMPANIES ACTS 2014

PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

OF

GC AESTHETICS PUBLIC LIMITED COMPANY

(as adopted by special resolution passed on             , 2015)

1	The name of the Company is GC Aesthetics Public Limited Company.

2	The objects for which the Company is established are:

2.1	To carry on the business of a holding and investment company and to acquire shares in Global Consolidated Aesthetics Limited.

2.2	To carry on any other business by wholesale or retail whether manufacturing or otherwise (except the issuing of policies of insurance) which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

2.3	To take, purchase, subscribe for or otherwise acquire and to hold shares or other interests in or securities of any company and to sell, hold, re-issue with or without guarantee or otherwise deal with the same.

2.4	To invest any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or otherwise deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property, rights or privileges.

2.5	To guarantee, grant indemnities, support or secure, whether by personal covenant, contractual obligation or otherwise, or by mortgaging or charging all or any part of the undertaking, property and assets (present or future) and uncalled capital of the Company, or by all such methods, any obligation, debt, liability of any nature and the repayment or payment of the principal amounts and interests, or the dividends or interest of any securities, of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is the Company’s holding company as defined by Section 155 of the Companies Act 1963 or any earlier statutory modification or re-enactment thereof or other subsidiary as defined by the said Section of the Company’s holding company or a subsidiary of the Company or otherwise associated with the Company in business, notwithstanding the fact that the Company may not receive any consideration, advantage, corporate benefit, direct or indirect from the entity to which and/or for which such guarantee, indemnity, support or security is provided, upon such terms as to priority and otherwise as the Company shall think fit.

2.6

To borrow, raise or secure the payment of money or to carry out any other means of financing in such manner as the Company shall think fit whether or not by the issue of debentures or debenture stock, bonds, obligations or other securities of any kind, perpetual or otherwise and either redeemable or otherwise, and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the Company’s property, both present and future, including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the company of any obligation or liability it may undertake and to purchase, redeem or pay off any such securities and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments and to purchase, redeem or pay off any of the foregoing.

2.7	To lend and/or advance money or give credit to such persons, firms or companies either with or without security and upon such terms as may seem expedient, and in particular to customers of and others having dealings with the Company.

2.8	To provide services of any kind including the carrying on of advisory, consultancy, brokerage, agency and management services business of any kind.

2.9	To act as merchants, financiers, investors, traders, ship owners, carriers, agents, brokers, commission agents, trustees or as nominee for any person, firm or company and to undertake and perform subcontracts and also to act as concessionaires, distributors, importers or exporters and to carry on any other business incidental thereto including acting through or by means of agents, brokers, subcontractors, trustees or nominees or others.

2.10	To import, export, buy, sell, barter, exchange, pledge, make advances on, take on lease or hire or otherwise acquire, alter, treat, work, manufacture, process, dispose of, let on lease, hire or hire purchase, or otherwise trade or deal in and turn to account as may seem desirable goods, articles, equipment, machinery, plant, merchandise and wares of any description and things capable of being used or likely to be required by persons having dealings with the Company for the time being.

2.11	To acquire and undertake the whole or any part of the business, goodwill, property, assets and liabilities of any person, firm or company carrying on or proposing to carry on any business which the Company is authorised to carry on or which is capable of being conducted so as to benefit the Company directly or indirectly or which is possessed of property suitable for the purpose of the Company. As part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with or enter into partnership or into any arrangement for sharing profits, or for co-operation or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

2.12	To amalgamate with any other company.

2.13	To apply for, register, purchase or otherwise by any other means acquire and protect, prolong and renew, throughout the world, any patents, brevets d’invention, licences, trade marks, technology, designs, protections, know-how, concessions and the like conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable or being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, manufacture, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

2.14	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the company is authorised to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

2.15	To enter into any arrangement with any government or authority, (supreme, municipal, local or otherwise) or any company, firm or person that may seem conducive to the attainment of the Company’s objects or any of them and to obtain from any such government or authority, company, firm or person any rights, privileges, concessions, contracts and decrees which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges, concessions, contracts and decrees.

2.16	To establish and maintain or procure the establishing and maintenance of any pension or superannuation funds for the benefit of and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any other such company as aforesaid or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

2.17	To employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business to that of the Company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection herewith.

2.18	To establish, promote or otherwise assist any company or companies or associations for the purpose of acquiring all or any of the business or property and any of the liabilities and undertakings of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or part of the shares or securities of any such company.

2.19	Generally to purchase, take on lease or in exchange, hire or otherwise acquire any freehold, leasehold, real and personal property and rights or privileges or other property for any estate or interest whatsoever any rights privileges or easements over or in respect of any property.

2.20

To develop and turn to account any land acquired by the Company or in which it is interested and, in particular, by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

2.21	To build, construct, maintain and alter, enlarge, pull down, remove or replace any buildings or works necessary or convenient for any of the purposes of the Company or for the benefit of its employees or to join with any person, firm or company in doing any of the aforesaid and to work, manage and control the same or join with others in so doing.

2.22	To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, sell, charge, dispose of, turn to account, grant rights and privileges in respect of or otherwise deal with all or any part of the property and rights of the Company.

2.23	As an object of the Company or a power incidental to any of its other objects, to engage in currency exchange and interest rate transactions, including but not limited to dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rates arrangements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to or derived from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

2.24	To remunerate any person, firm or company for services rendered or to be rendered to the Company, including for services in placing or assisting to place or guaranteeing the placing of any of the shares in the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion or incorporation of the Company or the conduct of its business. Such remuneration can be either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as the Company may decide.

2.25	To pay commission to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debenture stock or securities of the Company.

2.26	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

2.27	To undertake and execute any trusts the undertaking whereof may seem desirable whether either gratuitously or otherwise.

2.28	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company whether or not having objects altogether or in part similar to those of the Company.

2.29	To adopt such means of making known the Company and the products and services of the Company as may seem expedient.

2.30	To apply for, promote and obtain any provisional Order or Acts of the Oireachtas or licence of a Minister or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient, and to oppose any proceedings or application which may seem calculated directly or indirectly to prejudice the Company’s interests.

2.31	To procure the Company to be registered or recognised in any country or place.

2.32	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property rights of the Company, for such consideration as the Company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

2.33	To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business, or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees, and to subscribe to any association or fund for any such purposes.

2.34	To support and subscribe to any charitable or public object or any institution, society or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give pensions, gratuities (to include death benefits) or charitable aid to any persons who may have been officers or employees or ex-officers or ex-employees of the Company or its predecessors in business, or to the spouses, children or other relatives or dependents of such persons; to make payments towards insurance; and to form and contribute to provident and benefit funds for the benefit of any such person or of their spouses, children or other relatives or dependents.

2.35	To distribute any of the property of the Company in specie among the members, including any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

2.36	To promote and develop the interests of the group of companies which for the time being shall consist of the Company and any holding company or subsidiary of the Company as defined in Section 155 of the Companies Act 1963 or any subsidiary of the Company’s holding company in such manner as the Company may think fit, and in particular, without limitation, by making any payment or loan or disposition of property, assets or rights to or for the benefit of any such company, notwithstanding the fact that the Company may not receive any consideration, advantage, corporate benefit, direct or indirect, from entering such arrangement or transaction.

2.37	To transact or carry on any other business which may seem to the Company capable of being carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property, operations, undertakings or rights and to do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

2.38	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

2.39	To carry on the business of a holding company and to arrange and manage the incorporation, administration and the businesses of subsidiary companies and undertakings of the Company.

2.40	To do all or any of the above things in any part of the world as principals, agents, contractors, trustees, or otherwise and by or through trustees, agents, or otherwise and either alone or in conjunction with others.

NOTE: It is hereby declared that the word “company” in this clause (except where it refers to the Company) shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated and whether domiciled in the Republic of Ireland, Northern Ireland, Great Britain or elsewhere, and the intention is that the objects specified in each paragraph of this clause, shall, except where otherwise expressed in such paragraph, be construed independently and be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph or deemed merely subsidiary thereto.

3	The liability of the members is limited.

4	The authorised share capital of the Company is €700,000, divided into 50 million ordinary shares with nominal value of €0.01 per share and 20 million undesignated shares with nominal value of €0.01 per share.

Company No. 559895

THE COMPANIES ACTS 2014

PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

of

GC AESTHETICS PUBLIC LIMITED COMPANY

GC AESTHETICS PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

The following Regulations shall apply to the company:

Table of Contents

Preliminary	4
Registered Office	7
Share Capital And Variation Of Rights	7
Shares – Allotments and Issuances	9
Company Purchases	11
Increase of Capital	11
Alteration of Capital	12
Reduction Of Capital	12
Certificates	12
Lien	13
Register of Shareholders	14
Register Of Directors And Secretary	14
Transfer Of Shares	14
Transmission Of Shares	16
General Meetings	17
Notice of General Meetings	17
Proceedings at General Meetings	18
Voting	20
Proxies And Corporate Representatives	21
Appointment of Directors	23
Resignation, Removal and Disqualification of Directors	27
Directors’ Remuneration And Expenses	28
Directors’ Interests	28
Powers of the Board	29
Delegation of the Board’s Powers	29
Proceedings of the Board	30
Officers and Executives	31
Minutes	32
Secretary	32
The Seal	33
Dividends And Other Payments	33
Reserves	34
Capitalisation of Reserves	35
Record Dates	37
Untraced Shareholders	37
Service Of Notices And Other Documents	38
Shareholder Rights Plan	40
Indemnification	40
Alteration of Articles	43

Preliminary

1	In this constitution, unless the context otherwise requires:

“Address” includes any number or address used for the purposes of communication by way of e-mail or other electronic communication;

“Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person;

“Assistant Secretary” means any person appointed and so designated by the Secretary or the Board to assist the Secretary (and specific references in these articles to functions that may be performed by an Assistant Secretary do not limit such general role of assisting the Secretary);

“Auditor” or “Auditors” means the auditor or auditors at any given time of the Company;

“Authorised Person” has the meaning given in article 89.2;

“Board” means the board of directors at any given time of the Company;

“clear days” means, for the purposes of any period of notice required to be given under these articles, the days between (and in each case excluding) (i) the day on which the notice is given or deemed to be given and (ii) the day of the event for which such notice is given or on which such notice is to take effect;

“Companies Act” means the Companies Act 2014 and all statutory instruments that are to be read as one with, or interpreted, or to be read together with, such Act;

“Company” means the company whose name appears in the heading to these articles;

“corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity;

“Covered Arrangement” means, with respect to any person and as of any date, any agreement, arrangement or understanding (including any swaps or other derivative or short positions, profit interests, options, hedging transactions and securities lending or borrowing arrangement) to which such person or its Affiliates is, directly or indirectly, a party as of such date (A) with respect to shares of the Company or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such person or any of its Affiliates with respect to securities of the Company or that may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any securities of the Company (other than, in each such case, interests in investment companies registered under the Investment Company Act of 1940 of the United States of America);

“Covered Person” has the meaning given in article 114.10;

“Director” means a director at any given time of the Company;

“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000;

“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000;

“EUR”, “€” and “euro” mean the currency of Ireland or if applicable, any successor currency used by the majority of the member states of the European Union;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America;

“Governmental Entity” means any government or subdivision thereof or governmental, judicial, legislative, tax, administrative or regulatory authority or body, whether of Ireland or elsewhere;

“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

“Indemnified Person” has the meaning given in article 114.9;

“Ordinary Resolution” has the meaning given by Section 191 of the Companies Act;

“Ordinary Shares” means ordinary shares of nominal value €0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;

“Paid Up” means paid up or credited as paid up;

“person entitled by transmission” means a person whose entitlement to a share arises in consequence of the death or bankruptcy of a Shareholder or in any way other than by transfer;

“recognised securities market” means a securities market that is recognised for the purposes of section 1072 of the Companies Act;

“Redeemable Shares” means shares in the capital of the Company that are redeemable in accordance with the provisions of these articles or the terms of issue of such class or series of shares;

“Register” means the register of members of the Company;

“Registered Office” means the registered office at any given time of the Company;

“securities market’ has the meaning given to that term in section 1072 of the Companies Act;

“Seal” means the common seal of the Company and includes any duplicate seal, facsimile seal, securities seal or seal for use abroad;

“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries;

“Share” or “share” means, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;

“Shareholder” means in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;

“Special Resolution” has the meaning given by Section 191 of the Companies Act;

“subsidiary” and “holding company” have the meanings given to those words in Sections 7 and 8 of the Companies Act respectively;

“Undesignated Shares” means the shares of nominal value €0.01 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having such rights and being subject to such limitations as may be attached to them pursuant to article 5;

“US Dollars” or “US$” means United States dollars, the currency of the United States of America; and

“Variation Resolution” means a resolution of the Shareholders of any class or series of Shares (1) passed by a two-thirds majority of those present in person or by proxy at a separate meeting of the Shareholders of such class or series of Shares and who are entitled to attend and vote at such meeting or (2) in writing signed by all of the Shareholders of such class or series of Shares.

2	For the purposes of this constitution, unless specified otherwise, a contrary intention appears or the context otherwise requires:

2.1	a corporation will be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these articles or the Companies Act, is present;

2.2	words importing only the singular number include the plural number and vice versa, and words importing only one gender include the other gender;

2.3	the words “including” and “includes” and any similar words will be deemed to be followed by the words “without limitation”;

2.4	the word “or” will be deemed to be used in the inclusive sense of “and/or”;

2.5	except as otherwise specified, the words “herein” and “hereof” and words of similar import will be deemed to refer to these articles as a whole rather than to any particular portion of these articles;

2.6	references to the “terms of issue” of Shares will be deemed to mean the terms of issue of those Shares (including, where applicable, the rights attaching to such Shares as set out in these articles) as they may be varied from time to time in accordance with these articles;

2.7	references to a person include any natural person, corporation or other body of persons, whether corporate or not, any trust and any Governmental Entity;

2.8	references to writing will be interpreted as including references to printing, lithography, photography, e-mail and any other modes of representing or reproducing words in a visible form;

2.9	a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received or being delivered or received at a particular place include the transmission of an electronic or similar communication and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.10	references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.11	references to a dividend include any dividend or distribution, in cash or by the distribution of assets, paid or distributed to Shareholders out of the profits of the Company available for distribution;

2.12	any words or expressions defined in the Companies Act, if not otherwise defined in, or given a particular meaning by, these articles, have the same meaning in these articles;

2.13	any reference to any specific statute, statutory provision, Act, statutory instrument and other legislation is to legislation operative in Ireland unless otherwise specified;

2.14	except as otherwise specified herein, (i) any reference to any statute, statutory provision, Act, statutory instrument or other legislation (whether of Ireland or elsewhere) includes a reference to any modification or re-enactment of it as then in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and then in force and (ii) any reference to any rule, regulation or order made under any statute, statutory provision, Act, statutory instrument or other legislation includes a reference to any modification or replacement of such rule, regulation or order then in force; and

2.15	the provisions of these articles will insofar as they relate to any right of Shareholders to receive notice of, attend and vote at general meetings (or pass resolutions in writing in lieu of a vote at a general meeting), relate only to holders of Ordinary Shares or any other class or series of shares that, by virtue of these articles or the terms of the issue of such shares, expressly carry the general right to vote at general meetings of the Company and exclude shares that entitle the holders to vote only in limited circumstances or on the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred) and any provision of these articles relating to Special Resolutions, Ordinary Resolutions and the respective voting and approval thresholds attaching thereto will be interpreted accordingly.

Registered Office

3	The Registered Office will be at such place in Ireland as the Board from time to time may determine.

Share Capital And Variation Of Rights

4

4.1	Without prejudice to the power of the Board to issue and allot shares pursuant to the following articles, the authorised share capital of the Company at the date of adoption of these articles is €700,000, divided into 50 million ordinary shares with nominal value of €0.01 per share and 20 million undesignated shares with nominal value of €0.01 per share.

4.2	The Ordinary Shares will entitle the holders thereof to the following rights:

(a)	as regards dividends:

after making all necessary provisions, where relevant, for payment of any preference dividend in respect of any preference shares in the Company then in issue, the Company will apply any profits or reserves that the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holdings of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(b)	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares will be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preference shares in the Company then in issue, having preference rights on a return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(c)	as regards voting in general meetings:

subject to the right of the Company to set record dates for the purposes of determining the identity of Shareholders entitled to notice of or vote at a general meeting, (A) the holders of the Ordinary Shares will be entitled to receive notice of, and to attend and vote at, general meetings of the Company; and (B) every holder of Ordinary Shares present in person or by proxy will have one vote for each Ordinary Share held by him;

(d)	as regards redemption:

(i)	if an Ordinary Share is not listed or admitted to trading on a recognised securities market, it will be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (“arrangement”) between the Company and any person (who may or may not be a Shareholder) pursuant to which the Company acquires or will acquire Ordinary Shares or an interest in Ordinary Shares, from the relevant person. In these circumstances, the Ordinary Share concerned will have the same characteristics as any other Ordinary Share in accordance with these articles save that it will be redeemable in accordance with the arrangement. The acquisition of such Ordinary Shares in accordance with this article 4.2(d)(i) by the Company will constitute the redemption of a Redeemable Share in accordance with Part 3, Chapter 6 of the Companies Act;

(ii)	if an Ordinary Share is listed or admitted to trading on a recognised securities market, the provisions of article 4.2(d)(i) will apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as an acquisition of shares pursuant to article 6, in which case the arrangement will be so executed;

and, in the case of either (i) or (ii) above, the Board will be entitled at its discretion to determine and agree the terms and manner of redemption, including price;

(e)	as regards certificates:

it will be a condition of every issuance of Ordinary Shares that, unless the Board resolves otherwise (either generally or in any particular case or cases), holders of Ordinary Shares will not be entitled to receive a share certificate in respect of any Ordinary Shares except on request and on such other terms as the Board may in its sole discretion determine or as otherwise provided by these articles.

4.3	Subject to the Companies Act, all or any of the rights at any time attached to any class or series of shares at any time in issue may, unless otherwise expressly provided in the terms of issue of the shares of that class or series, from time to time, be varied with the sanction of a Variation Resolution of that class or series.

4.4	The special rights conferred on the holders of any shares or class or series of shares will not, unless otherwise expressly provided in the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

4.5	Notwithstanding any other provision of these articles, the nominal value of the issued share capital of the Company that is not redeemable will in no event be less than one tenth of the nominal value of the total issued share capital of the Company.

Shares – Allotments and Issuances

5

5.1	The Company may, in accordance with the provisions of these articles, issue any shares in its capital with such preferred or deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, redemption or otherwise as it may determine. Without prejudice to the generality of the foregoing, the Company may, subject to articles 5.3 and 5.4 and the provisions of the Companies Act, issue and redeem redeemable shares and the Board is generally and unconditionally authorised to exercise all powers of the Company to do so.

5.2	Subject to the provisions of the Companies Act and the expiration dates contained in articles 5.3 and 5.4, the unissued shares of the Company (whether forming part of the original share capital or any increased capital) will be at the disposal of the Board and the Board may offer, allot, grant options, warrants or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine.

5.3	The Board is, for the purposes of Section 1021 of the Companies Act hereby generally and unconditionally authorised to exercise all powers of the Company to issue and allot relevant securities (as defined by the said Section 1021) up to the amount of the Company’s authorised share capital and, subject to compliance with the relevant provisions of the Companies Act, to issue and allot any shares purchased by the Company in accordance with the applicable provisions of the Companies Act and held as treasury shares and this authority will expire five years from the date of adoption of these articles. The Company may before the expiry of such authority make an offer or agreement that would or might require relevant securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 5.3 had not expired.

5.4	The Board is hereby empowered pursuant to Sections 1022 and 1023 of the Companies Act to allot equity securities within the meaning of the said Section 1023 for cash pursuant to the authority conferred by article 5.3 as if Section 1022(1) of the Companies Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement that would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this article 5.4 had not expired.

5.5	Subject to the Companies Act, the provisions of these articles and the rights conferred on the holders of any other class or series of shares, and without prejudice to the generality of article 5.2, the Board is empowered to cause Undesignated Shares to be issued from time to time as shares of one or more class or series of shares (including as Ordinary Shares) and may:

(a)	fix the distinctive designation of such class or series and the number of shares which will constitute such class or series, which number may be increased (except as otherwise provided by the Board in creating such class or series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(b)	determine that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Board) on the happening of a specified event or on a given date;

(c)	determine that they may be redeemed (the manner and terms of redemption in all cases to be set by the Board) at the option of the Company;

(d)	determine that they may be redeemed (the manner and terms of redemption in all cases to be set by the Board) at the option of the holder;

(e)	fix the shares with any such other preferred, deferred, qualified, special or other rights, privileges, preferences, limitations and conditions or such restrictions, whether in regard to dividend, voting, return of capital, redemption, conversion or otherwise, as the Board in its sole discretion will determine; and

(f)	subject to article 4.3, vary any of the matters specified in clauses (a) to (e) (inclusive) of this article 5.5 in respect of any Undesignated Shares issued pursuant to this article 5.

5.6	Without prejudice to the generality of the foregoing, the Board may make provision for the issuance and allotment of shares that do not carry any voting rights.

5.7	Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is then subject and any other applicable law, the Board is authorised, from time to time, in its discretion, to grant to such persons, including Directors, for such periods and on such terms as the Board deems advisable (i) options to purchase or subscribe for or (ii) commitments to issue at a future date, such number of shares of any class or classes or of any series as the Board may deem advisable and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued.

5.8	The Company may, insofar as the Companies Act or any other applicable law permits, pay or procure the payment of commission or brokerage fees to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Board may determine, including by paying cash or allotting and issuing Paid Up shares.

5.9	No share of the Company will be issued unless it is Paid Up. Except as otherwise expressly provided by these articles, no Shareholder will be liable to make any additional payment to the Company in respect of any share beyond the initial consideration agreed with the Company at or before the time of issue thereof, provided however that the initial consideration will be no less than the par value per share.

Company Purchases

6	Subject to the Companies Act, the Company may, without prejudice to any relevant special rights attached to any class or series of shares, pursuant to Section 102 of the Companies Act, purchase any of its own shares, including any Redeemable Shares, whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class or series (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 109 of the Companies Act) and may, subject to the provisions of the Companies Act, reissue any such shares as shares of any class or classes or series. The Company may in addition acquire any of its own shares in accordance with the provisions of Sections 105 and Chapter 5 of Part 17 of the Companies Act for no consideration and on such other terms as it deems appropriate and may cancel such shares on acquisition.

7	Except only as otherwise provided in these articles, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company will be entitled to treat the registered holder of any share as the absolute owner of it and, accordingly, no person will be recognised by the Company as holding any share on trust and the Company will not be bound by, or required in any way to recognise (even when having notice of it) any, equitable, contingent, future or partial interest or other right in any share except an absolute right to the entirety of the share of the registered holder of it. This will not preclude the Company from requiring the Shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of (or other interest of any person in) any share in accordance with the Companies Act.

Increase of Capital

8	The Company may from time to time by Ordinary Resolution increase its authorised share capital by such sum, to be divided into shares of such nominal value, as such Ordinary Resolution will prescribe.

9	Any new shares will be subject to all of the provisions of these articles with reference to lien, transfer, transmission and otherwise.

Alteration of Capital

10

10.1	The Company may from time to time by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger nominal value than any of its existing shares;

(b)	sub-divide its shares or any of them into shares of smaller nominal value than is fixed by its memorandum of association, subject to Section 83 of the Companies Act;

(c)	increase the nominal value of any of its shares by the addition to them of any undenominated capital;

(d)	reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;

(e)	convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares; and

(f)	cancel shares that, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled.

10.2	Where any difficulty arises in regard to any division, consolidation, sub-division, increase, reduction, conversion or cancellation under this article 10, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding that are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale, the Board may authorise some person to transfer the shares representing fractions to the purchaser, who will not be bound to see to the application of the purchase money, nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Reduction Of Capital

11	Subject to the Companies Act and to any confirmation or consent required by law or these articles, the Company may from time to time by Special Resolution authorise the reduction in any manner of its issued share capital, any capital redemption reserve fund, any share premium account or any other undistributable reserve or account of the Company.

12	In relation to any such reduction, the Company may by Special Resolution determine the terms on which the reduction is to be effected, including, in the case of a reduction of part only of a class or series of shares, those shares to be affected.

Certificates

13

13.1	Shares will be issued in registered form. It will be a condition of issue of every Share that no Shareholder will, on becoming the holder of that Share (irrespective of the class or series of Shares concerned), be entitled to a share certificate for that Share or any shares of any class or series held by him (nor, on transferring a part of his holding, to a certificate for the balance), unless otherwise provided by these articles or the terms of issue of such class or series of shares.

13.2	Share certificates, if issued, will be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Act. No fee will be charged by the Company for issuing a share certificate. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders will be sufficient delivery to all.

14	If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in the case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

15

15.1	All certificates for shares (other than letters of allotment, scrip certificates and other like documents) will, except to the extent that the terms of issue of such shares otherwise provide, be issued under Seal. Each certificate will be signed by a person or persons then authorised pursuant to article 89 to affix the Seal over his signature.

15.2	The Board may determine, either generally or in any particular case, that any signature on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any person who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office or authority to sign such certificates, agreements or other documents, such certificate, agreement or other document may nevertheless be issued as though that person had not ceased to hold such office or authority to sign such certificates, agreements or other documents.

Lien

16	The Company will have a first and paramount lien on every share for all debts and liabilities of any Shareholder to the Company, whether presently due or not, payable in respect of such share. The Company’s lien on a share will extend to all dividends and other sums payable in respect thereof. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article. The registration of a transfer of any such share will operate as a waiver of the Company’s lien (if any) thereon.

17

17.1	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale will be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder of the share or the person entitled by transmission to it.

17.2

The net proceeds of sale by the Company of any shares on which it has a lien will be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due and any residue will (subject to a like lien for debts or liabilities not presently due as existed on the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. In order to give effect to any such sale, the Board may authorise some person to transfer the share to the purchaser. The purchaser will be registered as the holder of the share and he will not be bound to see to the application of the purchase money, nor will his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale. If a share, that is to be sold as provided for in this article 17, is held in uncertificated form (as such term is used in the Companies Act 1990 (Uncertificated Securities) Regulations 1996) the Board may authorise some person to do all that is necessary under such Regulations or any regulations made under Section 1086 of the Companies Act to put such share into certificated form prior to its sale.

Register of Shareholders

18

18.1	The Register will be kept in the manner prescribed by the Companies Act at the Registered Office or at such other place as may be authorised by the Board from time to time consistent with the Companies Act.

18.2	The Register may be closed at such times and for such periods as the Board may from time to time decide, subject to Section 174 of the Companies Act. Except during such time as it is closed, the Register will be open to inspection in the manner prescribed by the Companies Act at such times as the Board may from time to time determine.

18.3	Unless the Board so determines, no Shareholder or intending Shareholder will be entitled to have entered in the Register, or otherwise recognised by the Company, any indication of any trust or any equitable, beneficial, contingent, future, fractional or partial interest in any share and, if any such entry exists or is permitted by the Board, it will not be deemed to abrogate any provisions of these articles provided that no interest will be entered in the Register unless permitted by the Companies Act.

Register Of Directors And Secretary

19	The Secretary will maintain a register of the Directors and Secretary of the Company as required by the Companies Act. The register of Directors and Secretary will be open to inspection in the manner prescribed by the Companies Act at such times as the Board may from time to time determine.

Transfer Of Shares

20	Subject to the Companies Act, to such of the restrictions contained in these articles as may be applicable and to the terms of the issue and rights and privileges attaching to any class or series of share, any Shareholder may transfer all or any of his shares (of any class or series) by an instrument of transfer in the usual common form or in any other form that the Board may from time to time approve.

20.1	The instrument of transfer of a Share will be signed by or on behalf of the transferor and the transferor will be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of it. The instrument of transfer need not be signed by or on behalf of the transferee unless the share or shares in question are not fully paid. All instruments of transfer may be retained by the Company. The foregoing provisions of this article 20.1 and the provisions of article 20.2 will not limit the rights of the Company provided in articles 16 and 17.

20.2	On receipt of instructions in writing from a transferor and subject to the provisions of the Companies Act, the instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary or any duly authorised delegate of the Secretary or Assistant Secretary (whether an individual, a corporation or other body of persons, whether corporate or not, and whether in respect of specific transfers or pursuant to a general standing delegation) and the Secretary or Assistant Secretary or relevant authorised delegate will be deemed to have been irrevocably appointed as agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the transferor in the share capital of the Company. Any document that records the name of the transferor, the name of the transferee, the class (or series) and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share will, once executed by the transferor or the Secretary or Assistant Secretary or relevant authorised delegate as agent for the transferor in accordance with the first sentence of this article 20.2, be deemed to be a proper instrument of transfer for the purposes of Section 94(4) of the Companies Act. Neither the title of the transferee nor the title of the transferor will be affected by any irregularity or invalidity in the proceedings in reference to the transfer should the Board so determine.

20.3	Notwithstanding the provisions of these articles and subject to the provisions of the Companies Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with any regulations made under Section 1086 of the Companies Act or, if applicable, the Companies Act 1990 (Uncertificated Securities) Regulations 1996 and, subject to the provisions of the Companies Act, the Board will have power to permit any class or series of shares to be held in uncertificated form (as such term is used in of the Companies Act 1990 (Uncertificated Securities) Regulations 1996) and to implement any arrangements that it thinks fit for such evidencing and transfer that accord with such Regulations and, in particular, will, where appropriate, be entitled to disapply or modify all or part of the provisions of these articles with respect to the requirement for written instruments of transfer and share certificates (if any) in order to give effect to such Regulations.

20.4	Nothing in these articles will preclude the Board from recognising the renunciation of the allotment of any share by an allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide, subject to the provisions of the Companies Act.

20.5	The Board may decline to register any transfer:

(a)	if the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	unless a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration; or

(c)	without prejudice to the foregoing, in the absolute discretion of the Board and without assigning any reason therefor, subject to any limitation on such right of the Board imposed by law.

20.6	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 20 and 21.

20.7	The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine, provided always that such registration will not be suspended for more than 30 days in any year except as may be required by applicable law.

20.8	Subject to applicable law, the Company may, in its absolute discretion, pay (or cause one of its Affiliates to pay) any stamp duty. In the event of any such payment, the Company (or such Affiliate) (i) may seek reimbursement from the transferor or transferee (at the Company’s or relevant Affiliate’s discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at the Company’s or relevant Affiliate’s discretion), and (iii) will have a lien against the Company’s shares on which the Company or its Affiliate have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by the Company.

21

21.1	If the Board declines to register a transfer, it will, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

21.2	No fee will be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

Transmission Of Shares

22	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint Shareholder or the personal representative where he or she was sole Shareholder will be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles will release the estate of a deceased Shareholder from any liability in respect of any share held by him solely or jointly with other persons. In this article, personal representative means the person to whom appropriate authority has been granted to represent or administer or otherwise manage the estate of a deceased Shareholder under the laws applicable to the estate of the deceased Shareholder or, if there is no such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this article.

23

23.1	Subject to article 20.5, any person entitled by transmission to a share may, on the production of such evidence as may be properly required by the Board from time to time, elect either to be registered himself as the holder of the share or to have some other person nominated by him registered as the transferee of the share.

23.2	Subject to articles 20.5 and 23.3, if such person entitled by transmission to a share elects to be registered as holder of the share, he will deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he will signify his election by signing an instrument of transfer of such share in favour of his nominee.

23.3	All of the provisions of these articles relating to the right to transfer and the registration of transfers of shares will apply to any such notice or instrument of transfer as if the death or bankruptcy of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Shareholder.

24	A person entitled by transmission to a share will be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he will not, before being registered as a Shareholder in respect of the share, be entitled to exercise any right in respect of the share in relation to meetings of the Company; provided however that the Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 90 clear days after the date such notice is given, the Board may withhold payment of any dividend, other sums payable, scrip dividend or capitalisation issue of shares or other similar benefit in respect of the share until the requirements of the notice have been complied with.

25	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 22, 23 and 24.

General Meetings

26	The Board may, whenever it thinks fit (and, to the extent required by the Companies Act, will, on the requisition in writing of Shareholders holding such number of shares as is prescribed by Section 178 of the Companies Act), convene a general meeting in the manner provided for in these articles and the Companies Act.

27	In accordance with the Companies Act, the Board will convene, and the Company will in each year hold, a general meeting as its annual general meeting in addition to any other meeting in that year and will specify the meeting as such in the notices calling it. Each such annual general meeting will be held within such time period as required by Section 175 of the Companies Act. Subject to Section 176 of the Companies Act, all general meetings may be held outside of Ireland. All general meetings other than annual general meetings will be called extraordinary general meetings.

28	Each general meeting will be held at such time and place as specified in the notice of meeting.

29	Subject to the Companies Act, all of the provisions of these articles (including article 41) relating to meetings and resolutions of Shareholders (other than to meetings of any separate class or series of Shareholders) will apply mutatis mutandis to (a) any separate meeting of ordinary Shareholders and (b) any separate meeting of any other class or series of Shareholders, except as otherwise expressly provided in the terms of issue of such other class or series of shares.

Notice of General Meetings

30

Subject to Sections 181 and 191 of the Companies Act, any annual general meeting and any extraordinary general meeting called for the passing of a special resolution will be called by at least 21 clear days’ notice and all other extraordinary general meetings will be called by at least 14 clear days’ notice. The notice of a general meeting will specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of article 36) and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Notice of every general meeting will be given in any manner permitted by these articles to all Shareholders (other than those who, under the provisions of these articles or the terms of issue of the shares that they hold, are not entitled to receive such notice from the Company), to each Director and to the Auditors.

31	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice will not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class or series of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

Proceedings at General Meetings

32	All business will be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the review by the Shareholders of the Company’s affairs, the election and re-election of Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

33	The chairman of the Board, if any, or, in his absence, another Director designated by the chairman of the Board will preside as chairman at every general meeting of the Company. If neither the chairman of the Board nor such other Director designated by the chairman of the Board is present within 30 minutes after the time appointed for holding the meeting, the Shareholders present will choose one of their number to be chairman of the meeting. The chairman of the meeting will take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

34

34.1	Subject to the requirements of the Companies Act (and in particular Sections 193 and 1093), anything that may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders entitled generally to vote at general meetings who, at the date of the resolution in writing, would be entitled to attend a meeting and vote on the resolution and, if described as a special resolution, will be deemed to be a Special Resolution or a special resolution of the class, as applicable. Such resolution in writing may be signed in as many counterparts as may be necessary. This article 34 will not apply to those matters required by the Companies Act to be carried out at a meeting.

34.2	For the purposes of any written resolution under this article 34, the date of the resolution in writing is the date on which the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article 34, a reference to such date.

34.3	A resolution in writing made in accordance with this article 34 will be as valid as if it had been passed by the Company at a general meeting duly convened and held.

35

No business will be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum will not preclude the appointment or election of a chairman, which will not be treated as part of the business of the meeting. Unless a higher or lower quorum is required by the Companies Act or these articles, one or more Shareholders present in person or by proxy and holding shares representing at least 50% of the issued shares carrying the right to vote at such meeting will constitute a quorum.

36

36.1	Subject to the Companies Act, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote will be counted in the quorum for, and will be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in articles 36.2(a), 36.2(b) and 36.2(c) have been met.

36.2	If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(a)	communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities;

(b)	have access to all documents that are required by the Companies Act and these articles to be made available at the meeting; and

(c)	participate in any poll required to vote on any resolutions of the Company;

and, in that case, the chairman may elect to use such adequate facilities described in this article 36.2 for the purposes of the meeting and any provision of these articles relating to meetings will apply to any meeting so extended by the use of such facilities.

36.3	The chairman of the general meeting will be present at, and the meeting will be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in articles 36.2(a), 36.2(b) and 36.2(c), the chairman may, without the consent of the meeting, adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment will be valid.

37	Each Director and the Auditors will be entitled to attend and speak at any general meeting of the Company or any meeting of the holders of any class or series of Shares.

38	The Board may make any security arrangements that it considers appropriate relating to the holding of a general meeting of the Company or any meeting of the holders of any class or series of Shares, including arranging for any person attending a meeting to be searched and for items of personal property that may be taken into a meeting to be restricted and any person who fails to comply with any such arrangements may be refused entry to the meeting.

39

39.1	Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company if:

(a)	it is proposed by or at the direction of the Board;

(b)	it is proposed at the direction of a court of competent jurisdiction;

(c)	it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) Section 178 of the Companies Act; or

(d)	the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

39.2	No amendment may be made to a resolution at or before the time when it is put to a vote, unless the chairman of the meeting in his discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting and any such amendment will be made in accordance with Section 191(6) of the Companies Act.

39.3	If the chairman of the meeting in his discretion rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question will not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution will be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

40

40.1	At any general meeting, whether or not a quorum is present, the chairman may, with the consent of the meeting and will, if so directed by the meeting, adjourn the meeting from time to time and place to place without notice other than announcement at the meeting. Other than announcement at the meeting, notice of any adjourned meeting or of any business to be transacted at an adjourned meeting will not be required to be given, except as provided in article 40.3 or where expressly required by applicable law.

40.2	At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally called but only those Shareholders entitled to attend and vote at the meeting as originally notified will be entitled to attend and vote at any adjournment or adjournments thereof. Any adjourned meeting will for all purposes be treated as a continuation of the original meeting.

40.3	If an adjournment is for 30 days or more or for an indefinite period, subject to article 40.2, a notice of the adjourned meeting will be given in the manner specified in article 30.

Voting

41	Except where a greater majority is required by the Companies Act or these articles, any question proposed for consideration at any general meeting of the Company will be decided by an Ordinary Resolution and all resolutions put to the Shareholders will be decided on a poll.

42	The Board may, before any meeting of Shareholders, determine the time set for a poll, the manner in which any poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters will be determined by the chairman of the meeting. A person appointed to act as a scrutineer, if any, need not be a Shareholder.

43	Votes may be cast on the poll either personally or by proxy. A person entitled to more than one vote need not use all of his votes or cast all of the votes that he uses in the same way.

44	The result of a poll will, subject to any provisions of these articles or applicable law relating to approval thresholds, be deemed to be the resolution of the meeting.

45	In the case of an equality of votes at a meeting, the motion will be deemed to be lost and the chairman of the meeting will not be entitled to a second or casting vote.

46	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and, for this purpose, seniority will be determined by the order in which the names stand in the Register in respect of the joint holding. Joint holders of more than one share will, subject to any terms determined by the Board and subject to article 20.5, be entitled to split the holdings into several holdings with their names in different orders so as to enable one or more joint holders to attend and vote.

47	Subject to article 48, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Ireland (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his legal guardian, receiver, committee or other person in the nature of a legal guardian, receiver, committee or other person appointed by such court and such legal guardian, receiver, committee or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of meetings of Shareholders.

48	Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under article 47 will be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote will not be exercisable.

49	No objection may be raised as to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is given or tendered. Any objection so raised will be referred to the chairman of the meeting, whose decision will be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting will be valid and every vote disallowed or not counted will be invalid.

Proxies And Corporate Representatives

50

50.1	A Shareholder may by resolution of its board of directors or other governing body appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any meeting of Shareholders (including an adjourned meeting). A proxy need not be a Shareholder.

50.2	A Shareholder that is a corporation may appoint any individual as its representative to represent it and vote on its behalf at any meeting of Shareholders (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation that he represents as that corporation could exercise if it were a Shareholder who is an individual.

50.3	The appointment of a proxy or a corporate representative in relation to a particular meeting will, unless the contrary is stated in the instrument of appointment, be valid for any adjournment of the meeting.

51

51.1	A proxy may be appointed by an instrument in writing in the form required by Section 184 of the Companies Act (or a form as near to it as circumstances permit), such instrument being executed under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer or attorney authorised to execute the same.

51.2	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority, will, subject to the following provisions of this article 51.2, be deposited at the Registered Office or such place or address in Ireland as is specified for that purpose in the notice convening the meeting, before the time appointed for the taking of the relevant poll and, in default, the instrument of proxy will not be treated as valid. Where the instrument appointing a proxy is in electronic form, it may be so received where an address has been specified by the Company for that purpose: (i) in the notice convening the meeting; (ii) in any form of appointment of proxy sent out by the Company in relation to the meeting; or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting.

52	A vote (in the case of a proxy) given by proxy or a representative will be valid notwithstanding the previous death or insanity of the principal, revocation of the appointment of the proxy or representative or of the authority under which it was executed or the transfer of the shares (or any of them) in respect of which the proxy or appointment of representative is given, unless notice of such death, insanity, revocation or transfer was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies and representatives in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) before the commencement of the meeting or adjourned meeting at which the vote is given.

53	Without limiting the foregoing, the Board may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Board may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Board may treat any such telephonic, electronic or internet communication or facility that purports to be or is expressed to be sent on behalf of a Shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Shareholder.

54	Subject to the Companies Act, the Board may also at its discretion waive any of the provisions of these articles relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a representative or any ancillary matter (including any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any meeting of Shareholders.

Appointment of Directors

55

55.1	Section 1090 of the Companies Act will not apply to the Company. The Board will be divided into three classes. There is no distinction in the voting or other powers and authorities of Directors of different classes. All Directors will be designated as either class I, class II or class III Directors. The Board may from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors and the identity of such Directors but each class will consist as nearly as possible of one-third of the total number of Directors constituting the Board. The resolution appointing any Director must designate the Director as a class I, class II or class III Director.

55.2	On the resignation or termination of office of any Director, if a new Director is appointed to the Board, he will be designated to fill the vacancy arising and will, for the purposes of these articles, constitute a member of the class of Directors represented by the person that he replaces unless the Board determines otherwise.

56

56.1	Each class I Director will (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2016 and subsequently will (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class I Directors together were last appointed or re-appointed.

56.2	Each class II Director will (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2017 and subsequently will (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class II Directors together were last appointed or re-appointed.

56.3	Each class III Director will (unless his office is vacated in accordance with these articles) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2018 and subsequently will (unless his office is vacated in accordance with these articles) serve for three-year terms, each concluding at the third annual general meeting after the class III Directors were last appointed or re-appointed.

56.4	Any Director whose term of office is expiring at an annual general meeting will be eligible for re-appointment and will in any case retain office until the close of that meeting.

57

57.1	No person will be appointed as a Director, unless nominated in accordance with the provisions of this article 57. Nominations of persons for appointment as Directors may be made:

(a)	by the Board;

(b)	with respect to election at an annual general meeting, by any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company, who is a Shareholder at the time of the giving of the notice provided for in article 57.2 and at the time of the relevant annual general meeting and who timely complies with the notice procedures set forth in this article 57;

(c)	with respect to election at an extraordinary general meeting requisitioned in accordance with Section 178 of the Companies Act, by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with article 26 and in compliance with the other provisions of these articles and the Companies Act relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting; and

(d)	by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series but only to the extent provided in such terms of issue

(articles 57.1(b) (c) and (d) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

57.2	Any Shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company may nominate a person or persons for election as Director at an annual general meeting only if (in addition to the requirements of article 57.1(b)) written notice of such Shareholder’s intent to make such nomination is given in accordance with the procedures set forth in this article 57, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company at the address of the Secretary, specified in the notice of an annual general meeting or accompanying proxy statement last sent to Shareholders prior to the delivery of such Shareholder’s written notice of nomination (or, if no such address was specified, at the Registered Office) not later than the close of business on a day that is not less than 90 and not more than 120 clear days prior to the one-year anniversary date of the immediately preceding annual general meeting, provided however that, if the date of the annual general meeting is more than 30 clear days before or after the anniversary date of the immediately preceding annual general meeting, such notice of nomination will be given not later than the later of: (i) the close of business 30 clear days prior to the date of such annual general meeting; or (ii) the close of business on the day that is 10 clear days after the first public announcement of the date of such annual general meeting. In no event will any adjournment of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

57.3	Each notice of a Shareholder’s intent to make a nomination delivered pursuant to article 57.2 and each requisition in writing delivered pursuant to article 26 that sets forth a notice of a Shareholder’s or Shareholders’ intent to nominate one or more persons for election as a Director will, in each case, set forth:

(a)	as to the Shareholder or Shareholders giving notice and each beneficial owner, if different, on whose behalf the nomination is made, (A) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate and a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; (B) the class or series and number of Shares of which each such Shareholder and each such beneficial owner, respectively (and their respective Affiliates, naming such Affiliates) is, directly or indirectly, the registered or beneficial owner as of the date of such notice or requisition in writing, (C) a description of the material terms of any Covered Arrangement to which each such Shareholder and each such beneficial owner and their respective Affiliates, directly or indirectly, is a party as of the date of such notice or such requisition in writing, (D) any other information relating to each such Shareholder and each such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not any such Shareholder or beneficial owner intends to solicit proxies) (the disclosures to be made pursuant to the foregoing clauses (B), (C) and (D), the “Shareholder Disclosable Interests”) and (E) a representation that each such Shareholder is a registered holder of Shares entitled to vote at the relevant meeting of Shareholders and intends to appear in person or by proxy at the relevant meeting to nominate the person or persons specified in the notice or requisition in writing; provided, however, that “Shareholder Disclosable Interests” will not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is giving such notice solely as a result of being the Shareholder directed to prepare and submit the notice required by this article 57 on behalf of one or more beneficial owners;

(b)	a description of all arrangements or understandings between each such Shareholder and each such beneficial owner and their respective Affiliates and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder or Shareholders;

(c)	as to each person whom the Shareholder or Shareholders propose to nominate for election as a Director, (A) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not then applicable to the Company and whether or not the Shareholder or Shareholders intend to solicit proxies), (B) a description of the material terms of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice or requisition in writing and (C) the written consent of each nominee to being named in the notice or requisition in writing as a nominee and to serving as a Director if so elected; and

(d)	an undertaking by each such Shareholder and each such beneficial owner to (A) notify the Company in writing of any changes in the information provided in such notice or requisition in writing pursuant to articles 57.3(a), (b) and (c) above as of the record date for determining Shareholders entitled to vote at the relevant meeting of Shareholders promptly (and, in any event, within five business days) following the later of the record date or the date on which notice of the record date is first disclosed by public announcement and (B) deliver to the Company an updated notification of such information thereafter within two business days of any change in such information and, in any event, within five hours after the close of business (at the location at which the meeting is to take place) on the business day preceding the meeting date updated as of such close of business.

57.4	No person will be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these articles. Except as otherwise provided by law, the Board or the chairman of any meeting of Shareholders to elect Directors may determine in good faith that a nomination was not made in compliance with the procedures set forth in the foregoing provisions of this article 57; and, if the Board or the chairman of the meeting should so determine, it will be so declared to the meeting and the defective nomination will be disregarded. Notwithstanding anything in these articles to the contrary, unless otherwise required by law, if a Shareholder intending to make a nomination at a meeting of Shareholders in accordance with this article 57 does not timely appear in person or by proxy at the meeting to present the nomination, such nomination will be disregarded, notwithstanding that appointments of proxy in respect of such nomination may have been received by the Company or any other person.

57.5	Notwithstanding the foregoing provisions of this article 57, any Shareholder or Shareholders intending to make a nomination at a meeting of Shareholders in accordance with this article 57 and each related beneficial owner, if any, will also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these articles; provided however that any references in these articles to the Exchange Act are not intended to, and will not, limit the requirements applicable to nominations made or intended to be made in accordance with article 57.1(b) or article 57.1(c).

57.6	Nothing in this article 57 will be deemed to affect any rights of the holders of any class or series of shares to elect or appoint Directors pursuant to any applicable terms of issue of any such shares.

58	The number of Directors will not be less than two and will not exceed such number as may from time to time be fixed by the Board. Subject to the provisions of the Companies Act, the continuing Director may act notwithstanding any vacancy in their body provided that, if the number of the Directors is reduced below the fixed minimum number, the remaining Director or Directors will appoint, as soon as practicable, an additional Director or additional Directors to make up such minimum or will convene a general meeting of the Company for the purpose of making such appointment.

59

59.1	Subject to articles 57 and 58 and subject to the rights of any holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, Directors will be individuals appointed as follows:

(a)	by Shareholders by Ordinary Resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose in accordance with the other provisions of these articles;

(b)	by the Board in accordance with article 58 and in accordance with article 79; or

(c)	so long as there are in office a sufficient number of Directors to constitute a quorum of the Board in accordance with article 78, the Directors will have the power at any time and from time to time to appoint any person to be a Director, either to fill a vacancy in the Board or as an addition to the existing Directors (subject to any maximum that may be fixed in accordance with article 58).

59.2	If at any meeting of Shareholders (or on a subsequent poll with respect to business on the agenda for such meeting) resolutions are passed in respect of the election or re-election (as the case may be) of Directors that would result in any maximum number of Directors fixed in accordance with these articles being exceeded, those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting (or on a subsequent poll with respect to business on the agenda for such meeting) the lowest number of votes in favour of election or re-election (as the case may be) will, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided that this article will not limit the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this article 59.2 will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

59.3	A Director appointed by the Board under articles 59.1(b) or 59.1(c) (unless he is removed from office or his office is vacated in accordance with these articles) will hold office until his term of office expires under article 56.1, 56.2 or 56.3, as relevant.

59.4	Directors are not entitled to appoint alternate directors.

59.5	A Director will not require a share qualification.

Resignation, Removal and Disqualification of Directors

60	As well as in the circumstances described in Section 148(1) of the Companies Act, the office of a Director will be vacated:

60.1	if he resigns his office, on the date on which notice of his resignation is delivered to the Secretary at the principal executive offices of the Company or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

60.2	on his being prohibited by law from being a Director; or

60.3	on his ceasing to be a Director by virtue of any provision of the Companies Act.

61	The Company may, in accordance with Section 146(1) of the Companies Act, remove any Director before the expiration of his term of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal will be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

Directors’ Remuneration And Expenses

62	Each Director will be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Each Director will be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

63	The Board may from time to time determine that, subject to the requirements of the Companies Act, all or part of any fees or other remuneration payable to any Director will be provided in the form of shares or other securities of the Company or any subsidiary of the Company or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

Directors’ Interests

64

64.1	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company will comply with the provisions of Section 231 of the Companies Act.

64.2	A Director may vote in respect of any contract or proposed contract in which he has declared his interest in accordance with article 64.1 and will be counted in the quorum at any meeting on which any such vote is proposed.

65

65.1	A Director may be or may become a director or other officer of, or otherwise interested in, any corporation promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director will be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other corporation unless the Company otherwise directs.

65.2	A Director may hold any other office or place of profit with the Company (other than as Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine and no Director or intending Director will be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor will any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor will any Director so contracting or, being so interested, be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary or other relationship thereby established.

65.3	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm will be entitled to remuneration for professional services as if he were not a Director but nothing herein contained will authorise a director or his firm to act as Auditor.

Powers of the Board

66	Subject to the provisions of the Companies Act and these articles, the Board will manage the business and affairs of the Company and may exercise all of the powers of the Company as are not required by the Companies Act or by these articles to be exercised by the Company in general meeting. No alteration of these articles will invalidate any prior act of the Board that would have been valid if that alteration had not been made. The powers given by this article will not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present will be competent to exercise all of the powers, authorities and discretions vested in or exercisable by the Board.

67	The Board may exercise all of the powers of the Company to borrow or raise money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to Part 17, Chapter 3 of the Companies Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

68	The Company may exercise the powers conferred by (i) Section 44 of the Companies Act with regard to having an official seal for use abroad and (ii) Section 1017 of the Companies Act with regard to having an official seal for sealing securities and such powers will be vested in the Board.

69	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company will, subject to Section 49 of the Companies Act, be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board may from time to time determine.

70	Subject to the provisions of the Companies Act, the Board may exercise all of the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any Group Company or Affiliate or otherwise associated with any of them or a predecessor in business of the Company or of any such other corporation and to or for any relation or dependant of any such person and to contribute to any fund and pay premiums for the purchase or provision of any such benefit or for the insurance of any such person.

71	The Board may cause the voting power conferred by the shares in any other corporation or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other corporation or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other corporation or person.

Delegation of the Board’s Powers

72	The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period, on such terms and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

73	The Board may from time to time provide for the management of the affairs of the Company in such manner as it thinks fit and the provisions contained in article 74 will be without prejudice to the general powers conferred by this article.

74

74.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions and with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation and may make and impose rules or charters for this purpose. Any committee so formed will, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations or limitations that may be imposed on it by the Board. The power to delegate to a committee extends to all of the powers, authorities and discretions of the Board generally (including those conferred by article 67) and will not be limited by the fact that, in certain provisions of these articles, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

74.2	The meetings and proceedings of any committee of the Board consisting of two or more members will be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by, or charters or rules adopted by, the Board, except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting will be two members.

Proceedings of the Board

75	The Board may meet to conduct business, adjourn and otherwise regulate its meetings (including notice thereof) as it thinks fit. Except where a greater majority is required by these articles, questions arising at any meeting will be determined by a majority of the votes cast at a meeting at which there is a quorum. In the case of an equality of votes, the motion will be deemed to be lost and the chairman of the meeting will not be entitled to a second or casting vote.

76	A meeting of the Board may at any time be summoned by the chairman of the Board or by the chief executive officer, if he is a Director. The Secretary or any Assistant Secretary will also summon a meeting of the Board on the requisition of any Director. Meetings of the Board will be summoned in such manner and with such prior notice as the Board may from time to time determine (including as to the manner of giving notice), which notice will set forth the general nature of the business to be considered, unless notice is waived in accordance with the following article.

77	A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question. A Director in attendance at a meeting will be deemed to have waived notice of such meeting. The provisions of article 31 will apply mutatis mutandis with respect to notices of meetings of Directors.

78	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed will be a majority of the Directors currently in office.

79	The continuing Directors may act notwithstanding any vacancy in the Board but, if and so long as their number is reduced below the number fixed by or pursuant to article 78 as the necessary quorum for the transaction of the business of the Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

80	The chairman of the Board or, in his absence, any Director holding the position of chief executive officer, will preside at any meeting of the Board. However, if no chairman of the Board or Director holding the position of chief executive officer is present at the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

81	A resolution in writing (in one or more counterparts), signed at the relevant time by all of the Directors then in office or all of the members of a committee of Directors then in office will be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

82	A meeting of the Board or any committee thereof may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting will constitute presence in person at such meeting for all purposes (including, for the avoidance of doubt, for the purposes of forming a quorum). Such a meeting will be deemed to take place where the largest group of those participating in the meeting is physically present together or, if there is no such group, where the chairman of the meeting is physically present.

83	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee will, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

Officers and Executives

84

84.1	The Board may elect a chairman of the Board and determine the period for which he is to hold office and may appoint any person (whether or not a Director) to fill the position of chief executive officer (who may be the same person as the chairman of the Board). The chairman of the Board will vacate that office if he vacates his office as a Director (otherwise than by the expiration of his term of office at a general meeting of the Company at which he is re-appointed).

84.2	The Board may from time to time appoint one or more of its body to hold any office or position with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination will be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company that may be involved in such revocation or termination or otherwise. Any person so appointed will receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may determine.

84.3	In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

84.4	Any person elected or appointed pursuant to this article 84 will hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation will be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

84.5	Except as provided in the Companies Act or these articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this article 84 will be such as are determined from time to time by the Board.

84.6	The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position will not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Companies Act.

Minutes

85

85.1	The Board will in accordance with Section 166 of the Companies Act cause minutes to be made and books kept for the purpose of recording all of the proceedings and attendance at meetings of the Board and of any committee of the Board and at meetings of the Shareholders and of any class or series of Shareholders of the Company.

85.2	Subject to the requirements of the Companies Act, the Board will from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the minutes of meetings of the Shareholders and of any class or series of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) will be open to the inspection of Shareholders not being Directors and no Shareholder (who is not a Director) will have any right to inspect any account or book or document of the Company except as conferred by applicable law or authorised by the Board or, in a general meeting, by the Company.

Secretary

86	The Secretary will be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board. Any revocation of such appointment or variation of such terms will be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company that may arise from such revocation or variation or otherwise.

87	The duties of the Secretary will be those prescribed by the Companies Act, together with such other duties as will from time to time be prescribed by the Board and, in any case, will include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and of the Board and committees and the authentication of records of the Company.

88	Any provision of the Companies Act or these articles requiring or authorising a thing to be done by or to a Director and the Secretary will not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

The Seal

89

89.1	The Company, in accordance with article 68, may have for use in any territory outside Ireland one or more additional Seals, each of which will be a duplicate of the Seal with or without the addition on its face of the name of one or more territories, districts or places where it is to be used and a securities seal.

89.2	Any Authorised Person may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated or executed under Seal. Subject to the Companies Act, any instrument to which a Seal is affixed will be signed by one Authorised Person. As used in this article 89.2, “Authorised Person” means (i) any Director, the Secretary or any Assistant Secretary and (ii) any other person authorised for such purpose by the Board from time to time (whether, in the case of this clause (ii), identified individually or collectively and whether identified by name, title, function or by such other criteria as the Board may determine).

Dividends And Other Payments

90

90.1	The Board may, subject to the provisions of the Companies Act, from time to time declare and pay such dividends to the Shareholders as appear to the Directors to be justified by the profits of the Company.

90.2	The Board may declare and pay dividends in any currency that the Board in its discretion will choose.

91	Except insofar as the terms of issue of any Shares otherwise provide, all Shares outstanding on the record date for a dividend will rank equally for such dividend.

92	The Board may deduct from any dividend or other sums payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any Shares all sums (if any) due from him (either alone or jointly with another) to the Company in respect of shares of the Company.

93	No dividend or other sums payable by the Company on or in respect of any Share will bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

94

94.1	Any dividend or other sum payable in cash to the holder of a Share may be paid by cheque, wire or electronic transfer or other means approved by the Board and, in the case of a cheque, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register).

94.2	Every such cheque or wire transfer will, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to one or more of the holders and will be sent at his or their risk and payment of the cheque or the making of the wire or electronic transfer by the bank on which it is drawn or from which it is transferred (as the case may be) will constitute a good discharge to the Company.

94.3	In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing and the Company will have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

94.4	Any one of two or more joint holders may give an effectual receipt for any dividend or other sums payable or property distributable in respect of the Shares held by such joint holders.

95

95.1	If payment for a dividend or other sum payable in respect of a Share sent by the Company to the person entitled to it in accordance with these articles is (i) left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) left uncashed or returned to the Company on two consecutive occasions, the Company will not be obliged to send any dividends or other sums payable in respect of that Share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

95.2	Subject to any applicable abandoned property, escheat or similar laws, any dividend or other distribution in respect of a share that is unclaimed for a period of six years from the date on which it became payable will be forfeited and will revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a Share into a separate account will not constitute the Company a trustee in respect of it.

96	The Board may, insofar as the Companies Act permits, direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly Paid Up shares or other securities of any other corporation and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions, or may ignore fractions altogether and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments will be made to any Shareholders on the basis of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

Reserves

97	The Board may, before declaring any dividend or other distribution, set aside out of the profits of the Company such sums as it thinks proper as reserves that will, at the discretion of the Board, be applicable for any purpose of the Company and, pending such application, may also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board lawfully determines. The Board may also without placing the same to reserves carry forward any sums that it may think it prudent not to distribute.

Capitalisation of Reserves

98

98.1	On the recommendation of the Board, the Company may subject to the provisions of the Companies Act, by Ordinary Resolution, authorise the Board to cause any sum then standing to the credit of any of the Company’s reserves (including any undenominated capital, share premium account and capital redemption reserve fund) or to the credit of the profit and loss account to be capitalised and applied on behalf of Shareholders either in or towards paying up amounts then unpaid on any shares held by them or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up) or partly in one way and partly in another.

98.2	On the recommendation of the Board, the Company may, subject to the provisions of the Companies Act, by Ordinary Resolution, authorise the Board to capitalise any part of the amount then standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account that is not available for distribution, including without limitation any unrealised revaluation reserves, by applying such amount in paying up in full unissued shares to be allotted as fully paid bonus shares to or for the benefit of those Shareholders of the Company and without any obligation to allot on a pro rata basis as between Shareholders or Shareholders of the same class or series and the Board will give effect to such resolution.

99	Whenever an Ordinary Resolution is passed in pursuance of article 98, the Board will make all appropriations and applications of the reserves or profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally will do all acts and things required to give effect thereto with full power to the Board to make such provision as it will think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the Shareholders otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all of the Shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority will be effective and binding on all such Shareholders.

100	Subject to the provisions of the Companies Act:

100.1	Whenever a capitalisation issue of shares is authorised under article 98, the Board may, subject to the rights attached to any particular class or series of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this article 100.

100.2	The amount payable under and all other terms of the cash option will be decided by the Board, which may fix a limit on the extent to which an election for the cash option will be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

100.3	The Board will give notice to the Shareholders of their rights of election in respect of the cash option and will specify the procedure to be followed in order to make an election.

100.4	Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may, to the extent permitted by the Companies Act, be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash or partly in one way and partly in the other, as the Board may determine. To the extent that the Board determines that payment is to be made as in (ii) above, the Board will be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale will be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

100.5	The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, will be deemed to have exercised rights of election to receive cash.

100.6	The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory will be paid in a currency or currencies other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency will be in full satisfaction of the entitlement to such sum.

101	Subject to the provisions of the Companies Act:

101.1	The Board may, subject to the rights attached to any particular class or series of shares, offer any Shareholder the right to elect to receive further shares, credited as paid up, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this article 101.

101.2	The basis of allotment of the further shares will be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend that would otherwise have been paid. For these purposes, the value of the further shares will be calculated in such manner as may be determined by the Board but the value will not in any event be less than the nominal value of a share.

101.3	The Board will give notice to the Shareholders of their rights of election in respect of the scrip dividend and will specify the procedure to be followed in order to make an election.

101.4	The dividend or that part of it in respect of which an election for the scrip dividend is made will not be paid and, instead, further shares will be allotted in accordance with elections duly made and the Board will capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 101.2) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

101.5	The Board may decide that the right to elect for any scrip dividend will not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

101.6	The Board may do all acts and things that it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article 101 and may make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

101.7	The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 101 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

Record Dates

102

102.1	The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders or any adjournment thereof, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board.

102.2	The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or in order to make a determination of the Shareholders for the purpose of any other lawful action, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board.

103	If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution or the allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or in order to make a determination of the Shareholders for the purpose of any other such lawful action, the date on which notice of the meeting is issued or the date on which the resolution of the Board declaring such dividend or approving any other such lawful action is adopted, as the case may be, will be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this article, such determination will apply to any adjournment thereof.

Untraced Shareholders

104

104.1	The Company will be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

(a)	during a period of six years, no dividend in respect of those shares has been claimed and at least three cash dividends have become payable on the shares in question;

(b)	on or after expiry of that period of six years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices on the Shareholder or person entitled by transmission may be effected in accordance with these articles and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

(c)	during that period of six years and the period of three months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)	if so required by the rules of any securities exchange on which the shares in question are then listed, notice has been given to that exchange of the Company’s intention to make such sale.

104.2	The Company’s power of sale will extend to any Share that, on or before the date or first date on which any advertisement referred to in article 104.1(b) appears, is issued (by way of bonus or otherwise) in respect of a Share to which article 104.3 applies.

104.3	To give effect to any such sale, the Board may authorise some person to transfer the shares to the purchaser who will not be bound to see to the application of the purchase money nor will his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale will belong to the Company which will be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and will enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount (and, provided that the Company will have complied with this article 104 and any applicable abandoned property, escheat or similar laws, the Company will have no other liability to any person). No trust will be created in respect of the debt, no interest will be payable in respect of the same and the Company will not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such manner as the Board may from time to time think fit.

Service Of Notices And Other Documents

105	Any notice or other document may be sent to, served on or delivered to any Shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by any other means permitted under applicable law. Acknowledgement of receipt will not be required and is not a condition of valid service of due notice.

106	Any notice or other document will be deemed to have been served or delivered:

106.1	in the case of it being delivered, at the time of delivery;

106.2	if given by facsimile, 24 hours after the time such facsimile is transmitted and the appropriate confirmation is received;

106.3	in the case of it being posted, 24 hours after despatch (if to an address in Ireland) or 96 hours after despatch (if to an address outside Ireland), in both cases of a postage-prepaid letter addressed to the Shareholder at his address as it appears in the Register provided however that neither a Saturday or Sunday will count towards calculating such hours;

106.4	in the case of it being sent by e-mail or other electronic transmission, 12 hours after such e-mail or other electronic submission is transmitted; and

106.5	in the case of it being published as an electronic record on a website, 24 hours after the time that the notice or other document is published on the website, provided that the Shareholder has previously consented to receipt of notice by means of such delivery as provided in article 108 or otherwise.

and, in proving such service or delivery, it will be sufficient to prove that the notice or document was properly addressed, stamped and posted, except in respect of electronic means of service where the record of the Company’s or its agent’s system will be deemed to be the definitive record of delivery. Section 218(5) of the Companies Act will not apply.

107	For the purposes of these articles and the Companies Act, a document will be deemed to have been sent to a Shareholder if a notice is given, served, sent or delivered to the Shareholder in accordance with article 106 and the notice specifies the website or hyperlink or other electronic link at or through which the Shareholder may obtain a copy of the relevant document.

108	Any requirement in these articles for the consent of a Shareholder in regard to the receipt by such Shareholder of notices or other documents by e-mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and Auditors’ reports thereon, will be deemed to have been satisfied where the Company has sent written notice to the Shareholder informing him of its intention to use electronic communications for such purposes and the Shareholder has not, within four weeks of the issue of such notice, served an objection in writing to the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his consent to the receipt by such Shareholder of e-mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in written form; provided however, that such revocation will not take effect until five days after written notice of the revocation is received at the Registered Office (or at such other place as may be specified by the Board from time to time).

109	In the case of joint holders of a Share, service or delivery of any notice or other document on or to the joint holder first named on the Register will for all purposes be deemed as sufficient service on or delivery to all of the joint holders.

110	Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these articles will, notwithstanding that such shareholder is then deceased or bankrupt or that any other event has occurred and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name will, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share and such service or delivery will for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

111	In the case of a person entitled by transmission to a share whose entitlement has been noted in the Register, any notice or other document will be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. A notice may be given by the Company to any other person entitled by transmission to a share by sending it through the post in a prepaid letter addressed to such person by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

112	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may, subject to applicable law, be written (in electronic form or otherwise) or printed.

Shareholder Rights Plan

113	Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all shareholders will have rights to acquire Shares or interests in Shares at a discounted price, on such terms and conditions as the Board deems expedient and in the best interests of the Company.

Indemnification

114

114.1	Subject to articles 114.7 and 114.8, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person (as defined below), against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent, will not, in and of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of such employee benefit plan and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

114.2	Subject to articles 114.7 and 114.8, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company except that no such indemnification will be made in respect of any claim, issue or matter as to which such Indemnified Person will have been adjudged to be liable for wilful neglect or wilful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought will determine on application that, despite the adjudication of liability but, in view of all of the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to an indemnity for such expenses that such court will deem proper.

114.3	Subject to articles 114.7 and 114.8, the Company will advance all expenses (including legal fees) actually and reasonably incurred by or on behalf of an Indemnified Person in connection with any proceeding by reason of the fact that he or she is or was an Indemnified Person on a current basis as such costs are incurred and such invoices submitted to the Company, whether prior to or after final disposition of such proceeding. A request for such advancement of expenses by an Indemnified Person shall, if required by law, include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnified Person to repay any such expenses advanced if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified against such expenses (including where such indemnification is determined to be contrary to applicable law).

114.4	Any indemnification under articles 114.1 and 114.2 above (unless ordered by a court) will be made by the Company only as authorised in the specific case on a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in articles 114.1 and 114.2. Such determination will be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion or (iii) by the Shareholders entitled to vote at general meetings of the Company.

114.5	The Board will have power to purchase and maintain insurances on behalf of the Company for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.

114.6	Subject to articles 114.7 and 114.8, expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the manner provided in article 114.4, on receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it will ultimately be determined that he or she is entitled to be indemnified by the Company as authorised in this article 114.

114.7	The provisions for indemnity contained in these articles will have effect to the fullest extent permitted by law but will not extend to any matter that would render them void pursuant to the Companies Act. In the event of any amendments or judicial interpretations of the Companies Act that may permit a wider indemnification, this article 114 will be interpreted accordingly.

114.8

The rights to indemnification and reimbursement of expenses provided by these articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these articles, under any other applicable by-laws or articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment on the authorisation of the Board) of the type contemplated by this article 114 in respect of any person who is or was an employee, office holder or director of the Company or of another corporation, any joint venture, trust or other enterprise that he is serving or has served at the request of the Company. The indemnification provided by this article will continue as to a person who has ceased to be an Indemnified Person and will inure to the benefit of his heirs, executors and administrators.

114.9	In this article 114, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to article 84, any member of a committee constituted under article 74 any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, any Auditor, and any person serving at the request of the Company as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved.

114.10	To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to article 84 (each a “Covered Person”) will be liable or answerable for the acts, receipts, neglects or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or on which any of the funds of the Company will be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any funds, securities or effects will be deposited or for any loss occasioned by any error of judgment or oversight on his or her part or for any other loss, damage or misfortune of whatever nature that will happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own wilful neglect or wilful default.

114.11

In the event that any Indemnified Person has a right to indemnification from any investor and/or shareholder of the Company (including any Affiliate thereof other than the Company): (i) the Company hereby agrees that it is the indemnitor of first resort (i.e. its obligation to Indemnified Persons to provide advancement and/or indemnification to such individuals is primary and any obligation of the investors and/or shareholders of the Company (including any Affiliate thereof other than the Company) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract or provisions of the Company’s articles of association), or any obligation of any insurer of the investors and/or shareholders of the Company (including any Affiliate thereof other than the Company) to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Indemnified Persons, is secondary), and (ii) if any investors and/or shareholders of the Company (including any Affiliate thereof other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract or provisions of the Company’s articles of association) with such Indemnified Person, then (x) such investor and/or shareholder (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Indemnified Person with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such investor and/or shareholder (or such other Affiliate), as the case may be, for all such payments actually made by such investor and/or shareholder (or such other Affiliate). The Company and each Indemnified Persons agree that such investors and/or shareholders (including any Affiliate thereof other than the Company) are express third party beneficiaries of the terms of this Section 114.11.

Alteration of Articles

115	The Company may by Special Resolution amend or alter these articles of association.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of shares in the capital of the company set out opposite our respective names.

Name, Address and Description of Subscribers	Number of Shares taken by each Subscriber
Name: Address: Description:

Name: Address: Description:

Name: Address: Description:
Total Shares taken:

Dated the      day of          20

Witness to the above Signatures:

Name:

Address: